                                                                   EXHIBIT 23.06

                        CONSENT OF SALOMON SMITH BARNEY

     Salomon Brothers Inc (doing business as "Salomon Smith Barney") hereby consents to (i) the inclusion of our opinion letter dated January 16, 1998 to the Board of Directors of Station Casinos, Inc. as Annex A to the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 and (ii) the references to our firm under the captions entitled "Summary-- Opinion of Financial Advisor to Station", "The Merger--Background of the Merger", "The Merger--Recommendation of the Station Board of Directors; Reasons for the Merger" and "The Merger--Opinion of the Financial Advisor to Station" in the Proxy Statement/Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for the purposes of, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                   SALOMON BROTHERS INC

                                   /s/ SALOMON BROTHERS INC

New York, New York
June 25, 1998